UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2010

VOICE ASSIST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South Pointe Dr., Suite 100, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1677

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2011 Voice Assist, Inc and GN Netcom, a Delaware corporation, specifically the mobile division of GN Netcom, entered into a Strategic Alliance and Cooperation Agreement (the “Agreement”). The Agreement encompasses marketing, promotion and sales activities with the goal of providing customers with solutions that deliver a seamless experience to control and access services and content on mobile devices using GN’s handsfree devices and Voice Assist’s voice recognition software.

The agreement is effective as of March 17, 2011 and shall remain in force for a period of 1 year, unless earlier terminated by the parties.

Section 8 – Other Events

Item 8.01 Other Events.

On March 23, 2011, the Registrant issued a press release announcing the Agreement. A copy of the press release is filed as Exhibit 99.9 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.9	Press Release - Voice Assist Partners with Jabra to Provide Complete Hands-Free Solutions – Dated March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

By: /S/ Randy Granovetter
Randy Granovetter, President

Date: March 23, 2011